                                                                     EXHIBIT 4.5


                           CERTIFICATE OF DESIGNATION
                                       OF
                RIGHTS, PREFERENCES, PRIVILEGES, AND RESTRICTIONS
                                       OF
                            SERIES C PREFERRED STOCK
                                       OF
                          STARTRONIX INTERNATIONAL INC.
                            (A DELAWARE CORPORATION)

         The undersigned, GREG GILBERT and GERALD FITCH, President and Secretary, respectively, of STARTRONIX INTERNATIONAL INC., a Delaware corporation (the "Corporation"), hereby certify in such capacities that:

         1. They are the duly elected and acting President and Secretary, respectively, of the Corporation.

         2. Pursuant to authority given by the Corporation's Certificate of Incorporation, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:

              WHEREAS, the Certificate of Incorporation of the Corporation authorized the Corporation to issue up to Fifty Million (50,000,000) shares of $.001 par value Common Stock (the "Common Stock") issuable from time to time in one or more series; and

              WHEREAS, the Certificate of Incorporation of the Corporation also authorized the Corporation to issue up to Ten Million (10,000,000) shares of $.01 par value Preferred Stock (the "Preferred Stock") issuable from time to time in one or more series; and

              WHEREAS, the Board of Directors of the Corporation is authorized to fix the designations and the powers, privileges and rights, and qualifications, limitations or restrictions, of Preferred Stock and to fix the number of shares constituting any series thereof; and

              WHEREAS, the Corporation has designated Two Hundred Thousand (200,000) shares of Series B Preferred Stock and issued Ninety Thousand (90,000) shares of Series B Preferred Stock, all of which remain outstanding;

              WHEREAS, the Board of Directors of the Corporation desires, pursuant to its authority, to determine and fix the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions, relating to a new series of Preferred Stock, as follows:

              (a) DESIGNATION. The series of Preferred Stock designated hereby is designated "Series C Preferred Stock".

              (b) NUMBER; INITIAL ISSUANCE DATE. The number of shares constituting the Series C Preferred Stock is Four Hundred Thousand (400,000) shares. The term "Initial Issuance Date" means the date on which the initial shares of Series C Preferred Stock are issued.

              (c) DIVIDEND RIGHTS. The registered holders of outstanding shares of Series C Preferred Stock are entitled to receive cumulative dividends at the annual rate of sixty cents ($0.60) per share. Dividends shall accrue day by day whether or not declared or then due and payable. Any such dividend shall be payable only in shares of Common Stock of the Corporation, only upon the conversion of shares of Series C Preferred Stock into shares of Common Stock, and only with respect to such shares of Series C Preferred Stock as are then being converted. The number of shares of Common Stock to be issued as a dividend will be computed on the basis of the Conversion Price (as hereinafter defined). Dividends will be calculated on the basis of a 365-day year and actual days elapsed from the Initial Issuance Date for so long as shares of Series C Preferred Stock shall be outstanding. At the discretion of the Corporation's Board of Directors, cash dividends may be declared and paid on shares of Series C Preferred Stock. Dividends may not be declared and paid on Common Stock of the Corporation for any period during which any shares of Series C Preferred Stock are issued and outstanding.

              (d) CONVERSION RIGHTS; MECHANICS OF CONVERSION. Each share of Series C Preferred Stock is convertible at the option of the registered holder thereof, at the office of the Corporation or its transfer agent, into such number of fully paid and non-assessable shares of Common Stock as will be determined by dividing the amount of $10.00 by the Conversion Price. The Conversion Price is defined as the lesser of (x) sixty-five percent (65%) of the Average Market Price for the five trading days immediately preceding the Initial Conversion Date (as hereinafter defined) or (y) seventy-five percent (75%) of the closing bid price on the trading day immediately preceding the Initial Issuance Date. "Average Market Price" means, as to any five trading day period, the closing bid price reported for the Common Stock of the Corporation on the OTC Bulletin Board for each trading day during such period, or, if the Common Stock is listed on an exchange, the average of the last reported sales price for such days on the principal exchange on which the Common Stock is listed. In the absence of any such last bid price, the Board of Directors of the Corporation shall determine the current market value of the Common Stock on the basis of such prices or quotations as

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
         it deems appropriate. In case of a dispute as to the calculation of the Conversion Price, the Corporation's calculation will be conclusive, absent manifest error.

              None of the Series C Preferred Stock is convertible prior to the date which is forty-one (41) days following the date upon which the Series C Preferred Stock was first offered to persons other than distributors in reliance upon Regulation S or the date of closing of the offering of the Series C Preferred Stock, as certified by a person serving in a capacity similar to that of the managing underwriter or placement agent for the offering (the "Initial Conversion Date"). Each record holder may convert up to one hundred percent (100%) of such holder's shares of Series C Preferred Stock on or after the Initial Conversion Date for such shares.

              Each share of Series C Preferred Stock then outstanding automatically will be converted into shares of Common Stock of the Corporation immediately upon the one-year anniversary of the Initial Issuance Date.

              No fractional shares of Common Stock will be issued upon the conversion of any shares of Series C Preferred Stock. In lieu of any fractional share to which the registered holder would otherwise be entitled upon any conversion, the Corporation shall pay to such holder in cash an amount equal to such fractional share multiplied by the Conversion Price.

              In order to convert shares of Series C Preferred Stock into full shares of Common Stock, the registered holder shall (i) fax a copy of the fully executed notice of conversion in the form annexed to the Subscription Agreement between the Corporation and the registered holder ("Notice of Conversion") to the Corporation at the office of the Corporation and of its designated Transfer Agent for the Common Stock that the registered holder elects to convert the same, which notice shall specify the number of shares of Series C Preferred Stock to be converted, the applicable conversion price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of each certificate to be converted) prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion and (ii) surrender the original certificates representing the shares of Series C Preferred Stock being converted (the "Series C Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion (together with the Series C Preferred Stock Certificates, the "Conversion Documents") no later than Midnight, New

         York City time the next business day, to a common courier for either overnight or 2-day delivery to the office of the Corporation or the Transfer Agent for the shares of Series C Preferred Stock. The Corporation shall issue and deliver within three (3) business days after delivery to the Corporation of the facsimile copies of such Notice of Conversion and such Series C Preferred Stock Certificates to such registered holder at the address of the registered holder on the books of the Corporation or such other address as may be specified by such registered holder, a certificate or certificates for the number of shares of Common Stock issuable upon such conversion; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock unless either the original Series C Preferred Stock Certificates have been received by the Corporation or its Transfer Agent, or the registered holder notifies the Corporation or its Transfer Agent, or the registered holder delivers to the Corporation an affidavit and indemnification to the effect that such certificates have been lost, stolen or destroyed.

              The Transfer Agent or the Corporation (as applicable) shall, no later than 6:00 p.m. (New York City time) on the third business day (the "Deadline") after receipt by the Corporation or its Transfer Agent of a Notice of Conversion and a facsimile copy of the Series C Preferred Stock Certificates and the applicable Subscription Agreement, provided the Corporation or Transfer Agent has received the Conversion Documents, issue a certificate for the number of shares of Common Stock to which the holder ("Registered Holder") of the shares of Series C Preferred Stock shall be entitled as aforesaid and surrender such original Common Stock certificates to a common courier for overnight delivery to the Registered Holder at the address of the Registered Holder on the books of the Corporation.

              The Corporation understands that a delay in the issuance and delivery of the shares of Common Stock issuable upon conversion beyond the Deadline could result in economic loss to the Registered Holder. As compensation to the Registered Holder for such loss, the Corporation agrees, provided the Corporation or Transfer Agent has received the Conversion Documents, to pay late payments to the Registered Holder for late issuance of shares upon conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond the Deadline):


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

           NUMBER OF BUSINESS DAYS LATE            LATE PAYMENT FOR EACH 1,000
           ----------------------------           SHARES OF SERIES B PREFERRED
                                                      STOCK BEING CONVERTED
                                                  ----------------------------

                         1                                  $ 50.00
                         2                                  $100.00
                         3                                  $150.00
                         4                                  $200.00
                         5                                  $250.00
                         6                                  $300.00
                         7                                  $350.00
                         8                                  $400.00
                         9                                  $450.00
                         10                                 $500.00
                 greater than 10                $500.00 plus $200.00 for each
                                              Business Day Late beyond 10 days

         The Corporation shall pay any such late payments in immediately available funds within three (3) business days from the date of issuance of the applicable Common Stock. Nothing herein shall limit a registered holder's right to pursue actual damages for the Corporation's failure to issue and deliver Common Stock to the registered holder pursuant to the terms hereof. In addition, nothing herein shall limit the Subscriber's right to pursue actual damages for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock.

              The registered holder of shares of Series C Preferred Stock may convert a portion of such shares if the portion is $10.00 or a greater whole multiple in excess thereof. Upon surrender of share certificates in the event of a partial conversion, the Corporation shall issue to the registered holder a new share certificate for the unconverted shares.

              (e) LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, occurring prior to the Initial Conversion Date, a holder of Series C Preferred Stock will be entitled to receive, before any amount is paid to holders of Common Stock, an amount equal to $10.00 per share, as such amount may be adjusted for stock splits, combinations, or similar events in order that the registered holders of shares of Series C Preferred Stock receive the same amount upon liquidation, dissolution or winding up of the Corporation as if such stock split, combination or other similar event has not occurred. If, upon the occurrence of a liquidation, dissolution, or winding up of the Corporation prior to the Initial Conversion Date, the assets and surplus funds distributed among the registered holders of Preferred Stock (including without limitation Series C Preferred Stock) are insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and surplus funds of the Corporation legally available for distribution shall be distributed ratably among the registered holders of Preferred Stock (including without limitation Series C Preferred Stock) prior to any distribution to the holders of Common Stock. On and after the Initial Conversion Date, shares of Series C Preferred Stock shall not be entitled to any liquidation preference and, subject to the preferential rights of the holders of any other series of Preferred Stock then outstanding, the holders of Series C Preferred Stock, ratably with the holders of Common Stock, will be entitled upon the occurrence of the liquidation, dissolution or winding up of the Corporation on or after the Initial Conversion Date, to receive all remaining assets and surplus funds of the Corporation as if all shares of Series C Preferred Stock had been converted into Common Stock.

              For purposes of this Section (e), a liquidation, dissolution, or winding up of the Corporation will be deemed to be occasioned by, and include, (i) the Corporation's sale of all or substantially all of its assets, (ii) the acquisition of the Corporation by another entity by means of a merger or consolidation resulting in the exchange of the outstanding shares of the Corporation for securities or other consideration issued, or caused to be issued, by the acquiring corporation or any subsidiary thereof, or (iii) a change in control of the Corporation (after the Initial Issuance Date) in a single transaction or a series of related transactions such that the Corporation's shareholders of record as constituted immediately prior to such transaction or transactions will, immediately after such transaction or transactions, hold less than 50% of the voting power of the Corporation (or any successor entity).

              (f) REDEMPTION RIGHTS. Shares of Series C Preferred Stock are not subject to redemption by the Corporation.

              (g) PROVISIONS RELATING TO COMMON STOCK. The registered holders of Common Stock issued and outstanding, except as otherwise provided by law or by this Certificate of Designation, will have and possess the exclusive right to notice of shareholders' meetings and the exclusive voting rights and powers, and registered holders, as such, of Series C Preferred Stock will not be entitled to any notice of shareholders' meetings or to vote upon the election of directors or upon any other matter, except if the notice or vote is required by law.

              (h) REISSUANCE OF SERIES C PREFERRED STOCK. Each share of the Series C Preferred Stock that has been converted or otherwise reacquired in any manner by the Corporation after the original issuance thereof may not be reissued as Series C Preferred Stock, but shall be restored to the status of authorized but unissued shares of Preferred Stock.

              (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as from time to time is sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock; and at any time the number of authorized but unissued shares of the Common Stock of the Corporation is insufficient for the conversion of all outstanding shares of Series C Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as is sufficient for such purpose.

              (j) PROTECTIVE PROVISION. So long as shares of Series C Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of then outstanding shares of Series C Preferred Stock alter or change the rights, preferences, or privileges of the shares of Series C Preferred Stock so as to affect adversely the Series C Preferred Stock.

              (k) PERSONS DEEMED OWNERS. The registered holder of any Series C Preferred Stock shall be treated as the owner of such Preferred Stock for all purposes.

              (l) NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any of the obligations of the Corporation in respect of the Series C Preferred Stock or for any claim based on, in respect of or by reason of, such obligations or their creation. Each holder of Series C Preferred Stock by its acceptance thereof waives and releases all such liability. The waiver and release are a part of the consideration for the issuance of the Preferred Stock.

              Except as set forth hereinabove, the relative powers, privileges and rights, and qualifications, limitations or restrictions of the Series C Preferred Stock and the Common Stock are identical.

              RESOLVED FURTHER, that the President and the Secretary of this Corporation are each authorized to execute, verify, and file a certificate of designation of preferences in accordance with Delaware law.

         3    The authorized number of shares of Preferred Stock of the
Corporation is Ten Million (10,000,000), of which 90,000 shares of Series B Preferred Stock are issued and outstanding, and the number of shares constituting Series C Preferred Stock, none of which is issued and outstanding on the date hereof, is Four Hundred Thousand (400,000).

         IN WITNESS WHEREOF, the undersigned have executed this Certificate on June 26, 1996.



                                       /s/ Greg Gilbert
                                       -----------------------------------
                                       Greg Gilbert, President of
                                       Startronix International, Inc.



                                       /s/ Gerald Fitch
                                       -----------------------------------
                                       Gerald Fitch, Secretary of
                                       Startronix International, Inc.

                                  VERIFICATION

         The undersigned, Greg Gilbert and Gerald Fitch, President and Secretary, respectively, of Startronix International, Inc., each declares under penalty of perjury that the matters set out in the foregoing Certificate are true to the best of his own knowledge.

         Executed at Irvine, California, on June 26, 1996.



                                       /s/ Greg Gilbert
                                       -----------------------------------
                                       Greg Gilbert, President of
                                       Startronix International, Inc.



                                       /s/ Gerald Fitch
                                       -----------------------------------
                                       Gerald Fitch, Secretary of
                                       Startronix International, Inc.

                             CERTIFICATE OF INCREASE
                                       OF
                           CERTIFICATE OF DESIGNATION
                                       OF
                RIGHTS, PREFERENCES, PRIVILEGES, AND RESTRICTIONS
                                       OF
                            SERIES C PREFERRED STOCK
                        OF STARTRONIX INTERNATIONAL INC.
                            (A DELAWARE CORPORATION)



         STARTRONIX INTERNATIONAL INC. (the "Corporation"), a corporation organized under the Delaware General Corporation Law (the "Code"), for the purpose of increasing the number of shares constituting the Series C Preferred Stock of the Corporation pursuant to Section 151(g) of the Code, hereby certifies that:

         1. The Certificate of Incorporation of the Corporation authorizes the Corporation to issue up to Ten Million (10,000,000) shares of $.01 par value Preferred Stock issuable from time to time in one or more series.

         2. A Certificate of Designation of Rights, Preferences, Privileges, and Restrictions of Series C Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on June 27, 1996.

         3. The Certificate of Designation designates Four Hundred Thousand (400,000) shares as the number of shares constituting the Series C Preferred Stock of the Corporation.

         4. Pursuant to authority given by the Corporation's Certificate of Incorporation and Section 151(g) of the Code, the Board of Directors of the Corporation duly adopted a resolution on September 20, 1996 increasing the number of shares constituting the Series C Preferred Stock of the Corporation by Two Hundred Fifty Thousand (250,000) shares and designating the total number of shares constituting the Series C Preferred Stock of the Corporation at Six Hundred Fifty Thousand (650,000) shares.

       IN WITNESS WHEREOF, the undersigned have executed this Certificate of Increase on September 12th, 1995.



                                       /s/ Greg Gilbert
                                       -----------------------------------
                                       Greg Gilbert, President of
                                       Startronix International Inc.



                                       /s/ Gerald Fitch
                                       -----------------------------------
                                       Gerald Fitch, Secretary of
                                       Startronix International Inc.

                                      VERIFICATION


         The undersigned, Greg Gilbert and Gerald Fitch, President and Secretary, respectively, of Startronix International Inc., each declares under penalty of perjury that the matters set out in the foregoing Certificate are true to the best of his own knowledge.

         Executed at Irvine, California, on September 12th, 1996.



                                       /s/ Greg Gilbert
                                       -----------------------------------
                                       Greg Gilbert, President of
                                       Startronix International Inc.


                                       /s/ Gerald Fitch
                                       -----------------------------------
                                       Gerald Fitch, Secretary of
                                       Startronix International Inc.

                            CERTIFICATE OF CORRECTION
                                   TO CORRECT
                            CERTIFICATE OF CORRECTION
                                       OF
                           CERTIFICATE OF DESIGNATION
                                       OF
                RIGHTS, PREFERENCES, PRIVILEGES, AND RESTRICTIONS
                                       OF
                            SERIES C PREFERRED STOCK
                                       OF
                          STARTRONIX INTERNATIONAL INC.
                            (A DELAWARE CORPORATION)


         STARTRONIX INTERNATIONAL INC. (the "Corporation"), a corporation organized under the Delaware General Corporation Law (the "Code"), for the purpose of correcting the Certificate of Designation of Rights, Preferences, Privileges, and Restrictions of Series C Preferred Stock of the Corporation pursuant to Section 103(f) of the Code, hereby certifies that:

         1. The Certificate, as filed with the Secretary of State of the State of Delaware on June 27, 1996, is an inaccurate record of the corporate action therein referred to in that SECTION 2(b) of said Certificate erroneously defines the Initial Issuance Date of the Series C Preferred Stock of the Corporation as follows:

              "The term `Initial Issuance Date' means the date on which the initial shares of Series C Preferred Stock are issued."

         2. In corrected form, SECTION 2(b) of the Certificate defines the Initial Issuance Date of the Series C Preferred Stock of the Corporation as follows:

              "The term `Initial Issuance Date' means, as to any shares of Series C Preferred Stock, the date on which such shares of Series C Preferred Stock are issued, as certified by a person serving in a capacity similar to that of the managing underwriter or placement agent for the offering."

         3. The Certificate, as filed with the Secretary of State of the State of Delaware on June 27, 1996, reflects an inaccurate record of the corporate action therein referred to in that SECTION 2(d) of said Certificate of Designation (as corrected) erroneously defines the Conversion Price of the Series C Preferred Stock of the Corporation as follows:

              "The Conversion Price is defined as the lesser of (x) sixty percent (60%) of the Average Market Price for the five trading days immediately preceding the Initial Conversion Date (as hereinafter defined) or (y) seventy percent (70%) of the closing bid price an the trading day immediately preceding the Initial Issuance Date."

         4. In corrected form, SECTION 2(d) of the Certificate defines the Conversion Price of the Series C Preferred Stock of the Corporation as follows:

              "The Conversion Price is defined, as to any shares of Series C Preferred Stock, as the lesser of (x) sixty percent (60%) of the Average Market Price for the five trading days immediately preceding the conversion date specified in a Notice of Conversion (as hereinafter defined) covering such shares or (y) seventy percent (70%) of the closing bid price on the trading day immediately preceding the Initial Issuance Date of such shares."

         5. The Certificate, as filed with the Secretary of State of the State of Delaware on June 27, 1996, is also an inaccurate record of the corporate action therein referred to in that the heading for the right column of the schedule of late payments in SECTION 2(d) of said Certificate erroneously refers to late payments for shares of Series B Preferred Stock of the Corporation as follows:

              "Late Payment for Each 1,000 Shares of Series B Preferred Stock being Converted"

         6. In corrected form, the heading for the right column of the schedule of late payments in SECTION 2(d) of the Certificate refers to late payments for shares of Series C Preferred Stock of the Corporation as follows:

              "Late Payment for Each 1,000 Shares of Series C Preferred Stock being Converted"

         7. This Certificate of Correction shall become effective as of June 27, 1996, the date the original instrument was filed with the Secretary of State.

         IN WITNESS WHEREOF, the undersigned have executed and attested this Certificate of Correction on September 12, 1996.



                                       /s/ Greg Gilbert
                                       -----------------------------------------
                                       Greg Gilbert, President of Startronix
                                        International Inc.


Attest:


/s/ Gerald Fitch
-----------------------------------
Gerald Fitch, Secretary of
  Startronix International Inc.

                                STATE OF DELAWARE
                                                                PAGE 1
                        OFFICE OF THE SECRETARY OF STATE


[Seal of the State of Delaware in Background]


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "STARTRONIX INTERNATIONAL INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY Of SEPTEMBER A.D. 1996, AT 9:01 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                       /s/ Edward J. Freel
                                       --------------------------------------
                                       Edward J. Freel, Secretary of State

                                       AUTHENTICATION:   8128096

2534601 B100                           DATE:             10-01-96

960280012